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                           CORPORATE DEVELOPMENT AND
                       ADMINISTRATIVE SERVICES AGREEMENT

          This Corporate Development and Administrative Services Agreement, dated as of May 29, 1998, is entered into between Brentwood Private Equity LLC, a Delaware limited liability company ("BPE") and City Truck and Trailer Parts, Inc., an Alabama corporation (the "Company"). For and in consideration of the covenants and agreements contained herein, the parties hereto hereby agree as follows:

     1.  SERVICES AND RESOURCES.
     --  -----------------------
     (a) BPE will assist materially in the corporate development activities of the Company and contribute to the administration of the business growth efforts of Company by providing the following services to Company:

     (i) assistance in analyzing, structuring and negotiating the terms of investments and acquisitions;

     (ii) researching, identifying, contacting, meeting and negotiating with prospective sources of debt and equity financing;

     (iii) preparing, coordinating and conducting presentations to prospective sources of debt and equity financing;

     (iv) assistance in structuring and establishing the terms of debt and equity financing; and

     (v) assistance and advice in connection with the preparation of Company's financial and operating plans.

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     (b) In rendering the services described above, BPE may do, or cause others to do, all things that in the good faith judgment of BPE are necessary, proper or desirable to discharge the aforementioned duties and responsibilities, including, without limitation, employing the services of any other person or persons (including administrative and support services personnel of other entities associated with BPE) and paying to any such other person or persons such amounts as BPE may deem reasonable and appropriate in the circumstances and as may be approved by Company from time to time.

     2.  REIMBURSEMENT AND COMPENSATION.
         ------------------------------

     (a) Reimbursement.  As partial consideration for the services to be
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provided pursuant to Section 1 hereof, Company agrees that it shall pay to BPE or another party designated by BPE, in reimbursement of fees and expenses incurred or advanced by or on behalf of BPE or any persons or entities associated with BPE (collectively, the "Brentwood Entities"), the following:

     (i) all travel and reasonable fees and expenses incurred from time to time in performing the services described in Section 1 hereof;

     (ii) all reasonable fees and costs of legal counsel and accountants and all reasonable out-of-pocket expenses incurred in connection with the Brentwood Entities' investment in Company, including, without limitation, all reasonable fees and expenses incurred with respect to (A) the formation, organization and initial capitalization of the Company and (B) the negotiation, documentation and consummation of those matters described in clause (A) of this paragraph (ii), including the negotiation and preparation of this Agreement;

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     (iii)  all reasonable fees and expenses (recurring and nonrecurring)
incurred hereinafter in connection with all investments of the Brentwood Entities in the Company, including, without limitation, all reasonable fees and expenses incurred with respect to (A) requested waivers of any rights of any Brentwood Entity or Brentwood Entities' investors (collectively, the " Brentwood Investors") relating to, or the consent of any Brentwood Investor to, contemplated acts of Company (whether or not granted or obtained), (B) preparation and distribution to Brentwood Investors of financial statements, tax returns and other information or reports relating to such Brentwood Investors' interests in the Company (including the reasonable fees and costs of accountants and other experts incurred in connection therewith) and (C) customary maintenance and monitoring activities associated with the Brentwood Investors' interests in Company; and

     (iv) all reasonable fees and expenses (recurring and nonrecurring) incurred hereafter in connection with (A) any direct or indirect contribution of capital to, investment in or financing of Company by any Brentwood Investor, (B) any sale, distribution or other transfer of, or any alteration of, any direct or indirect Company interest of any Brentwood Investor, including, without limitation, the sale of all or a part of the business or assets of Company or the merger, consolidation or recapitalization of Company, and (C) compliance with all applicable Federal, state and local laws, rules and regulations with respect to the matters described in paragraphs (i) through (iii) above and in this paragraph (iv).

          Company shall reimburse to BPE all amounts pursuant to this Section
2.1 in cash promptly upon receipt of a written statement setting forth in reasonable detail the fees and expenses for which BPE is seeking reimbursement.

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     (b) Compensation.  As partial consideration for the services to be provided
         ------------
pursuant to Section 1 hereof, Company shall pay to BPE, or another party designated by BPE, a monitoring fee (the "Monitoring Fee") from the "Monitoring Fee Commencement Date" through the last day of the term of this Agreement. The "Monitoring Fee Commencement Date" will be the earlier of (i) the date on which 95% of the aggregate amount committed to be invested by the partners of Brentwood Associates Buyout Fund II, L.P. (the "Fund") has been invested by the Fund or (ii) January 3, 2001. The amount of the Monitoring Fee shall be an amount equal to one percent (1%) per annum of the aggregate amount of debt and equity investment of or by Brentwood Investors in Company. The Monitoring Fee shall be payable semiannually in advance (i) on or before January 10 of each year with respect to the half year beginning on January 1 of such year and (ii) on or before July 10 of each year with respect to the half year beginning on July 1 of such year. The Monitoring Fee for any partial period shall be prorated on the basis of the ratio that the total number of days in the half year during which the obligation to pay the Monitoring Fee is effective under this Agreement bears to 182. To the extent that any portion of the Monitoring Fee for the final half year has been prepaid but has not been earned, BPE shall cause the unearned portion (determined by the method set forth in the immediately preceding sentence) of such payment to be refunded to Company. Subject only to the immediately preceding sentence, all amounts paid under this
Section 2.2 shall be nonrefundable. The initial semiannual Monitoring Fee to be paid pursuant to this Section 2.2 shall be calculated based upon the aggregate amount of debt and equity investment of or by Brentwood Investors outstanding on the Monitoring Fee Commencement Date, and thereafter such semiannual payments shall be calculated based upon the average of the aggregate amounts of such debt and

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equity outstanding during each of the six months of the immediately preceding half year payment period.
     (c) As partial compensation for the financial advisory services to be provided pursuant to Section 1 hereof, Company shall pay to BPE, or another party designated by BPE, an advisory fee equal to one and one-half percent (1 1/2%) of the aggregate amount of all capital investments (excluding maintenance capital investments in existing facilities or equipment of the Company and its subsidiaries solely for the general upkeep and repair of those facilities and equipment) made by the Company and of all amounts paid by the Company in connection with any acquisitions. Such fee shall be payable concurrently with the making of any such investment or the closing of any such acquisition.

     3.  GENERAL.
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          This Agreement (i) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings both written and oral, among the parties hereto with regard to the specific subject matter hereof; (ii) is not intended to confer upon any person any rights or remedies hereunder or with respect to the subject matter hereof except as specifically provided in this Agreement; (iii) shall not be assigned by operation of law or otherwise; (iv) may be executed in two or more counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute a single agreement; and (v) may be amended only by a written instrument executed by or on behalf of the parties hereto.

     4.  CONSTRUCTION.
         ------------
          All Section and paragraph titles or captions contained in this Agreement are for convenience of reference only and shall not affect the meaning or interpretation of any provision

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of this Agreement. All terms used in this Agreement include, where appropriate, the singular as well as the plural and the masculine, feminine and neuter genders. The words "herein", "hereof" and "hereunder", and other words of similar import, refer to this Agreement as a whole and not to any particular Section, paragraph or other subdivision; and all Section, paragraph and other subdivision references contained herein refer to Sections, paragraphs and other subdivisions hereof unless another agreement or instrument is specifically referenced. Use herein of the term "or" is not intended to be exclusive, unless the context clearly requires. All provisions hereof apply to successive events and transactions. Time is of the essence for each and every term and condition of this Agreement in which time is a factor.

     5.  SEVERABILITY.
         ------------

          If any term or provision of this Agreement or the application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining terms and provisions of this Agreement or the application of such terms and provisions to circumstances other than those as to which it is held invalid or enforceable.

     6.  TERM.
         ----

          This Agreement shall terminate upon the first to occur of (i) the date of termination of this Agreement set forth in a written instrument executed by the parties hereto expressly terminating this Agreement and (ii) the first to occur of (A) the closing of an acquisition of Company through an asset purchase, merger or sale of 80% (in value) or more of

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the outstanding equity securities of Company in which the consideration is all cash or (B) the final distribution in liquidation of Company following the dissolution of Company.

     7.  CHOICE OF LAW.
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          This Agreement shall be governed by and construed in accordance with the internal laws, and not the laws of conflicts of laws, of the State of Delaware. Each of the parties to this Agreement hereby irrevocably and unconditionally (i) agrees to be subject to, and hereby consents and submits to, the jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware, (ii) to the extent such party is not otherwise subject to service of process in the State of Delaware, hereby appoints The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801, as such party's agent in the State of Delaware for acceptance of legal process and (iii) agrees that service made on such agent shall have the same legal force and effect as if served upon such party personally within the State of Delaware.
                           [Signature Page to Follow]

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          IN WITNESS WHEREOF, each of the parties hereto has executed this
Agreement with the intent to be legally bound, all as of the date first above set forth.

                              CITY TRUCK AND TRAILER PARTS, INC.


                              By:/s/ William L. Clayton
                                 ________________________________
                                     William L. Clayton
                                     President



                              BRENTWOOD PRIVATE EQUITY LLC


                              By:/s/ Christopher A. Laurence
                                 ________________________________
                                     Christopher A. Laurence
                                     Managing Member

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